EXHIBIT 10.5

                              CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT (this "Agreement"), made and entered into this 12th day of June, 1998, by and between Infosafe Systems, Inc., a Delaware corporation, having a principal place of business at 805 Third Avenue, New York, New York 10022 (the "Company"), and Summerwind Restructuring, Inc. (the "Consultant"), a New York corporation having its principal office and place of business at 64 Village Hill Drive, Dix Hills, New York 11746.


                                    Article I

                              TERM AND TERMINATION

        1.1 Term. This Agreement will become effective on the date first shown above and will continue in effect until the earlier of: (a) the date the Company formally engages the services of an investment banker to serve as the Company's solicitation agent and private placement agent, or (b) six months from the date hereof, unless sooner terminated or extended by written agreement signed by both parties. Notwithstanding the foregoing, the Consultant agrees that he will continue in an advisory capacity only until the transactions contemplated by the Infosafe Reorganization Plan approved by the Board of Directors are completed or abandoned by the Company.

        1.2 Termination. Either party may terminate this Agreement in the event of a material breach by the other party of any obligation provided herein. Any such termination may be made only by written notice to the other party, specifically identifying the breach or breaches on which termination is based. Following receipt of such notice, the party in breach shall have fifteen (15) days to cure such breach or breaches, and this Agreement shall terminate in the event that such cure is not made by the end of such period.

        1.3 Return of Materials. Upon the termination of this Agreement, the Consultant shall promptly return to the Company all "Confidential Information" (as hereinafter defined) of the Company.

        1.4 Survival. In the event of any termination of this Agreement, Articles 5, 6, 7 and 8 hereof shall survive and continue in effect.


                                    Article 2

                          INDEPENDENT CONSULTANT STATUS

        2.1 Independent Consultant. It is the intention of the parties that the Consultant be an independent contractor and not an agent, joint venturer, or partner of the Company.

                                    Article 3

                   SERVICES TO BE PERFORMED BY THE CONSULTANT

        3.1 Scope of Services. The scope of the services to be performed by the Consultant hereunder are set forth in Exhibit A.


                                    Article 4

                                  COMPENSATION


        4.1 Consideration for Services Rendered. The compensation payable by the Company to the Consultant for the work performed pursuant to this Agreement shall be 1,000,000 warrants (the "Consultant Warrants") to purchase the Class A Common Stock (the "Class A Stock") of the Company. Each of the Consultant Warrants shall be exercisable to purchase one share of Class A Stock at a price of $0.50 per share and shall have a term of five (5) years. It is understood by the parties hereto that the present value of the Consultant Warrants will be determined by the investment banker engaged by the Company. In connection therewith, the Company will be responsible for the federal and state income tax consequences arising from the Consultant receipt of the Warrants. The form of Consultant Warrants Certificate is attached hereto as Exhibit B.

        4.2 Expenses. Except as otherwise provided herein, the Consultant shall be responsible for payment of all ordinary and necessary expenses incident to the performance of services hereunder.


                                    Article 5

                          EMPLOYMENT TAXES AND BENEFITS


        5.1 Compensation of the Consultant's Personnel. The Consultant shall bear sole responsibility for payment of compensation to its employees. The Consultant shall pay and report, for all personnel assigned to the Company's work, federal and state income tax withholding, workers' compensation, social security taxes, and unemployment insurance applicable to such personnel as employees of the Consultant. The Consultant shall bear sole responsibility for any health or disability insurance, retirement benefits, or other welfare or pension benefits, if any, to which such personnel may be entitled. The Consultant agrees to defend, indemnify, and hold harmless the Company, its officers, directors, employees and agents, and the administrators of the Company's benefit plans, from and against any claims, liabilities, or expenses relating to such compensation, tax, insurance, or benefit matters, provided that the Company shall notify the Consultant of each such claim and cooperate with the Consultant in the defense and resolution of such claim.


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

        5.2 Workers' Compensation. Notwithstanding any other workers' compensation or insurance policies that may be maintained by the Company, the Consultant shall procure and maintain workers' compensation coverage sufficient to meet the statutory requirements of every jurisdiction in which the Consultant's personnel are engaged in work for the Company.


                                    Article 6

                          INTELLECTUAL PROPERTY RIGHTS


        6.1 Confidentiality.

        (a) The Consultant shall maintain in strict confidence, and shall not, without the prior written consent of the Company, disclose or distribute to third parties any "Confidential Information" (as defined below) of the Company. The Consultant shall use such information solely to further the performance of its obligations under this Agreement, and for no other purpose. In addition, the Consultant shall disclose the foregoing information only to those employees and agents with a need for such information to perform the Consultant's obligations hereunder. The Consultant shall protect the foregoing information with the same degree of care as it protects its own proprietary information, but in no event less than a reasonable degree of care.

        (b) The foregoing restrictions shall not be construed to apply to (1) information generally available to the public; (2) information released by the Company generally without restriction; (3) information independently developed or acquired by the Consultant or its personnel without reliance in any way on other protected information of the Company; or (4) information approved for the use and disclosure of the Consultant without restriction. Notwithstanding the foregoing restrictions, the Consultant may use and disclose any information to the extent required by an order of any court or other governmental authority, but only after the Company has been so notified and has had the opportunity, if possible, to obtain reasonable protection for such information in connection with such disclosure.

        (c) As used herein, "Confidential Information" means all of the following information and materials belonging to the Company (or to third parties that have furnished such information to the Company in confidence), which are specifically, physically and conspicuously marked as such:

               (i) Applications, operating systems, tools, communication and other computer software, developed or used by the Company, and all versions and enhancements of same and all future products developed or derived therefrom;

               (ii) All source and object code, flowcharts, algorithms, coding sheets, compilers, assemblers, design concepts, routines and subroutines, documents and manuals for the software described in subparagraph (i) above;


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               (iii) Production processes,  marketing techniques, mailing lists, purchasing  information,  price lists,  pricing  policies,  quoting  procedures,
financial   information,   legal   information,   customer  prospect  names  and
requirements, customer data, customer site information and other materials or information relating to the manner in which the Company conducts business;

               (iv) Discoveries, concepts and ideas, whether or not patentable or protectable by copyright, including without limitation the nature and results of research and development activities, technical information on product or program performance and reliability, processes, formulas, techniques, "know-how", source codes, object codes, designs, drawings and specifications; and

               (v) Any other materials or information related to the business or activities of the Company which are not generally known to others engaged in similar businesses or activities.


                                    Article 7

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Consultant as follows:

        7.1 Corporate Authority. The Company and Internet Commerce Corporation ("ICC") have the full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the issuance of the Consultant Warrant Agreement, the Consultant Warrants and Class A Common Stock underlying such Warrants, does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Articles of Incorporation, By-Laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which either the Company or ICC is a party of by which their assets may be bound or affected; the execution and delivery of this Agreement has been and, as of the date of delivery of the Consultant Warrant Agreement and the Consultant Warrants Certificate, the consummation of the transactions contemplated hereby will have been, duly authorized by all requisite corporate action on the part of the Company and ICC, as of the date of delivery; no further authorization or approval, whether of the stockholders or directors of either the Company or ICC or governmental bodies or otherwise, will be necessary in order to enable the Company to enter into and perform the same; and this Agreement and the Consultant Warrant Certificate constitute valid and binding obligations enforceable against the Company in accordance with its terms.

        7.2 Authorization; Enforcement Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock, 2,000,000 shares of Class E-1 Common Stock, 2,000,000 shares Class E-2 Common Stock and 5,000,000 shares of Preferred Stock; there are 4,720,419 shares of Class


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A Common Stock,  1,372,566  shares of Class B Common Stock,  1,432,137 shares of
Class E-l Common Stock, 1,432,137 shares Class E-2 Common Stock and 0 shares of Preferred Stock issued and outstanding as of the date hereof. The Company has
furnished  to  the  Consultants   true  and  correct  copies  of  the  Company's
Certificate of Incorporation as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

        7.3 Issuance of Shares. The Class A Common Stock issuable upon the exercise of the Consultant Warrants has been duly authorized and reserved for issuance and, upon exercise of the Consultant Warrants, such shares will be validly issued, fully paid and non-assessable and the holders shall be entitled to all rights and preferences accorded to a holder of the Class A Common Stock.

        7.4 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter of By-Laws or (ii) conflict with, or constitute a default (or an event which with notice of lapses of time of both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound on. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue the Consultant Warrants in accordance with their terms.

        7.5 SEC Documents Financial Statements. The Class A Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC under the Securities Act of 1933, as amended (the "Act"), (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company, through its agent, has delivered to the Consultant true and complete copies of the SEC Documents (except for exhibits and incorporated documents). The Company has not provided to the Consultant any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

        As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein


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or  necessary  in  order  to  make  the  statements  therein,  in  light  of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows of the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        7.6 No Material Adverse Change. Since the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no events have occurred which have had an adverse effect on the business, operations, properties or financial condition of the Company and which is material to the Company or any of its subsidiaries.

        7.7 No Undisclosed Liabilities. The Company and its subsidiaries have no material liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its subsidiaries' respective businesses since the date of the most recently filed SEC Documents which, individually or in the aggregate, do not or would not have a material adverse effect on the Company or any of its subsidiaries.

        7.8 No Undisclosed Events or Circumstances. Except the receipt of a delisting notice of hearing which is to be disclosed in the next Form 10-QSB, no material event or circumstances has occurred or exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, prospects, operations or financial condition which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

        7.9 Books and Records. All of the books and records of the Company and ICC are true, complete and accurate in all material respects.

        7.10 Compliance With Law. Except for the current noncompliance with NASDAQ listing requirements, neither the Company nor ICC is in material violation of any laws, governmental orders, rules, regulations or ordinances to which any of their property, real, personal, mixed, tangible or intangible, or their businesses related to such properties, are subject.

        7.11 No Other Agreements. Except as disclosed in the SEC Documents, and as contemplated under this Agreement, there are no material contracts, instruments, commitments or agreements, whether oral or written, presently in effect to which either the Company or ICC is a party or to which either or any of their respective properties is subject, including, without limitation, the following:


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        (a) any instrument or  arrangement  evidencing or relating in any way to
(i)  indebtedness  for  borrowed  money by way of direct  loan,  purchase  money
obligation,   conditional  sale,  lease  purchase   arrangement,   guarantee  or
otherwise, (ii) liens, encumbrances or security interests, (iii) guaranties or indemnification or (iv) investments in any person;

        (b) any contract containing provisions limiting the freedom of either the Company or ICC to engage in any business;

        (c) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses; or

        (d) agreements providing for disposition of the business or any assets or shares of the capital stock of either the Company or ICC; agreements of merger or consolidation to which either the Company or ICC is a party; or any letters of intent with respect to the foregoing;

        7.12 Litigation. Except as set forth and described in the SEC Documents, there are no actions, suits, proceedings or investigations (including any purportedly on behalf of either the Company or ICC) pending or threatened against or affecting the business or properties, real, personal, mixed, tangible or intangible, of either the Company or ICC whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instrumentality, domestic or foreign; nor is either the Company or ICC operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

        7.13 Taxes. The Company and ICC have each filed, or caused to be filed, with all appropriate governmental agencies all required tax and information returns and have paid, caused to be paid or accrued all taxes (including, without limitation, all income, franchise, sales, excise and use taxes), assessments, charges, penalties and interest shown to be due and payable; neither the Company nor ICC has any liability, contingent or otherwise, for any taxes, assessments, charges, penalties or interest, other than amounts adequately reserved for. Except as disclosed in the SEC Documents, neither the Company nor ICC has received directly or indirectly notice of, nor is it otherwise aware of an audit or examination; nor is either a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, charges, penalties or interest; nor has any claim for assessment and collection been asserted against either directly or indirectly; nor has either executed a waiver of any statute of limitations with respect thereto. The Company and ICC have paid, or caused to be paid, or adequately reserved for, all applicable corporate franchise taxes, unemployment taxes, payroll taxes, social security taxes, ad valorem taxes, property taxes, excise taxes and imposts, sales and use taxes, and all other taxes of every kind, character or description required to be paid to the date hereof, and has received no notices and is not otherwise aware, of any deficiencies, adjustments or changes in assessments with respect to any such taxes. The Company and ICC have duly filed, or caused to be filed, all reports or returns relating to or covering any such taxes or other charges which are due or required to be filed at the date hereof and no extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any fiscal period.


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        7.14 No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to the Consultant by or on behalf of the Company or ICC pursuant hereto, or in connection with the transactions contemplated hereby or in connection therewith, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

                                    Article 8

                     INDEMNIFICATION; LIMITATION OF DAMAGES


        8.1 Indemnification from the Consultant. The Consultant hereby indemnifies and agrees to hold harmless the Company from and against any and all claims, demands, and actions, and any liabilities, damages, or expenses resulting therefrom, arising out of or relating to the services performed by the Consultant hereunder or any breach of the covenant made by the Consultant pursuant to Paragraph 8.1 hereof. The Consultant's obligations under this Paragraph 8.1 shall survive the termination of this Agreement for any reason. The Company agrees to give the Consultant prompt notice of any such claim, demand, or action and shall, to the extent the Company is not adversely affected, cooperate fully with the Consultant in defense and settlement of such claim, demand, or action.

        8.2 Indemnification from the Company. The Company hereby indemnifies and agrees to hold harmless the Consultant from and against any and all claims, demands, and actions, and any liabilities, damages, or expenses resulting therefrom, arising out of or relating to any breach by the Company of its covenants, representations and warranties made hereunder. The Company's obligations under this Paragraph 8.2 shall survive the termination of this Agreement for any reason. The Consultant agrees to give the Company prompt notice of any such claim, demand, or action and shall, to the extent the Consultant is not adversely affected, cooperate fully with the Company in defense and settlement of such claim, demand, or action.

        8.3 Limitation of Damages. In no event shall either party be liable to the other party for any incidental, indirect, special or consequential damages, regardless of the nature of the claim, even if such party knew or should have known of the possibility of such damages or claims. In no event shall either party be liable for damages in excess of the fees paid by the Company to the Consultant hereunder.

                                    Article 9

                               GENERAL PROVISIONS


        9.1 Notices. Any notices to be given hereunder by any party to the another party may be effected either by personal delivery in writing or by registered or certified mail (postage prepaid with return receipt requested), overnight delivery service or facsimile (with a copy by registered mail). Mailed notices shall be addressed to the parties at the addresses appearing in


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the  introductory  paragraph of this  Agreement,  but each party may change such address by written notice in accordance with this paragraph. The date upon which any such notice is received at the designated address shall be deemed to be the date of such notice.

        9.2 No Discrimination. The Consultant agrees that in the performance of this Agreement it will not discriminate or permit discrimination against any person or group of persons on the grounds of sex, race, color, religion, or natural origin in any manner prohibited by the applicable law.

        9.3 Assignment. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other.

        9.4 Waivers. Any delay or forbearance by either party in exercising any right hereunder shall not be deemed a waiver of that right.

        9.5 Entire Agreement of the Parties. This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

        9.6 Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

        9.7 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its laws relating to choice of laws.


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        9.8 Headings. The headings in this Agreement are inserted merely for the purpose of convenience and shall not affect the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                            INFOSAFE SYSTEMS, INC.

                                            By:
                                                 -------------------------------
                                            Name:
                                            Title:

                                            SUMMERWIND RESTRUCTURING, INC.


                                            By:
                                                 -------------------------------
                                            Name:
                                            Title:


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                                    EXHIBIT A

                                Scope of Services


1. The Consultant will advise the Company on restructuring itself and Internet Commerce Corporation in accordance with a reorganization plan to be approved by both companies' Board of Directors.

2. The Consultant will assist the Company in structuring a bridge loan with an independent investment banker in the amount of up to $2 million with terms and conditions for repayment agreeable to the Company. Twenty-five percent (25%) of the loan is expected to be completed and available to the Company within ten (10) business days of the date of this Agreement.

3. The Consultant will assist the Company in the selection of a placement agent for the proposed bridge loan financing and to serve as a warrant solicitation agent.

4. The Consultant agrees that he will continue in an advisory capacity only until the transactions contemplated by the Infosafe Reorganization Plan approved by the Board of Directors are completed or abandoned by the Company.

                                            INFOSAFE SYSTEMS, INC.

                                            By:
                                                 -------------------------------
                                            Name:
                                            Title:

                                            SUMMERWIND RESTRUCTURING, INC.


                                            By:
                                                 -------------------------------
                                            Name:
                                            Title:

                                    Exhibit B

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER, OR THE AVAILABILITY OF AN EXEMPTION FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933.

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

                                                                1,000,000 Shares

        FOR VALUE RECEIVED, INFOSAFE SYSTEMS, INC. (the "Company"), hereby certifies that SUMMERWIND RESTRUCTURING, INC., or an assign thereof, is entitled to purchase from the Company, at any time or from time to time commencing June __, 1998 and prior to 5:00 P.M., New York City time, on June _, 2003 One Million (1,000,000) fully paid and nonassessable shares of the Class A Common Stock, $.01 par value (the "Common Stock"), of the Company for an aggregate purchase price of $500,000 (computed on the basis of $.50 per share). (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares," the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant, all identical warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the "Warrants" and (vi) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants are referred to as the "Holders"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1.      Exercise of Warrant.

        a)     Exercise for Cash

        This Warrant may be exercised, in whole at any time or in part from time to time, commencing June __, 1998 and prior to 5:00 P.M., New York City time, on June __, 2003 by the Holder by the surrender this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant Covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

        b)     Cashless Exercise

        In lieu of exercising this Warrant in the manner set forth in paragraph 1(a) above, the Warrant may be exercised in whole or in part by surrender of the Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (at the end hereof, duly executed). The number of shares to be issued in exchange for the Warrant will be computed by subtracting the Warrant Exercise Price from the closing bid price of the common stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares being exercised under the Warrant, and dividing by the closing bid price as of the same date.

2.      Reservation of Warrant Shares.

        The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights.

3.      Protection Against Dilution.

        a) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute (for no consideration) to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days immediately prior to the record date of the daily closing price of the Common Stock as reported by the NASDAQ system less the fair market value (as determined by the Company's Board or Directors) of the evidences or indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

        b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock,
                (ii) subdivide its outstanding shares of Common Stock into a greater number or shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder of any Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(b), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

        c) Except as provided in Subsection 3(e), in case the Company shall hereafter issue or sell any shares of Common Stock for a consideration per share less than the Per Share Warrant Price on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the consideration per share received by the Company upon such issuance or sale; provided, however, that no adjustment of the Per Share Warrant Price shall be required in connection with the issuance of shares upon the exercise of presently outstanding warrants or options.

        d) Except as provided in Subsection 3(a) and 3(c), in case the Company shall hereafter issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase Common Stock or to convert such securities into Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of common stock issuable upon exercise or conversion of such securities) less than the then current Per Share Warrant Price in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of
                (a) the number of shares of Common Stock outstanding on the date of such issuance or sale multiplied by the Per Share Warrant Price plus (b) the Total Consideration by (ii) the number of shares of Common Stock outstanding on the date of such issuance or sale plus (iii) the maximum number or additional shares of Common Stock issuable upon exercise or conversion of such securities.

        e) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
                Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this Subsection 3(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 10 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

        f) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this ------------------ Subsection 3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further, however, that ----------------- adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(f)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this
                Section 3 shall be made to the  nearest  cent.  Anything in this
                Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable (for stock hereafter made by the Company to its shareholders shall not be taxable.

        g) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

        h) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than (10) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

4.      Fully Paid Stock, Taxes.

        The Company agrees that the shares of the common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

5.      Transferability.

        The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment or this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder. The holder shall have the right to assign all or any part of this Warrant, subject to compliance with applicable federal and/or state securities laws.

6.      Loss, etc., of Warrant.

        Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation for this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7.      Warrant Holder Not Shareholders.

        Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

8.      Communication.

        No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, or sent by overnight courier or facsimile, addressed to:

        a)     the Company at:

                             Infosafe Systems. Inc.
                             805 Third Avenue
                             Ninth Floor
                             New York, New York
                             Tel:  (212) 867-7200
                             Fax:  (212) 867-7227
               or such other address as the Company has designated in writing to the Holder; or

        b)     the Holder at:

                             Summerwind Restructuring, Inc.
                             64 Village Hill Drive
                             Dix Hills, New York  11746
                             Tel:  (516) 499-4930
                             Fax:  (516) 499-4718

               or such other address as the Holder has designated in writing to the Company.

9.      Headings.

        The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

10.     Applicable Law.

        This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, Infosafe Systems, Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed by its Secretary this 12th day of June, 1998.


INFOSAFE SYSTEMS, INC.



By:______________________
    President



ATTEST:



Secretary



    [Corporate Seal]

                                  SUBSCRIPTION

The undersigned, __________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase shares of the Common Stock of covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.



Dated:______________________                       Signature:___________________

                                                   Address:_____________________

                                   ASSIGNMENT

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto ______________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint attorney, to transfer said Warrant on the books of . e


Dated:                                             Signature:___________________

                                                   Address:_____________________

                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED _______ hereby assigns and transfers unto ________ the right to purchase _______ shares of the Common Stock of ________ by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ____________ attorney, to transfer that part of said Warrant on the books of _________________.


Dated:                                             Signature:___________________

                                                   Address:_____________________

                         CASHLESS EXERCISE SUBSCRIPTION

The undersigned ____________ pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of stock ________ _______________ as are issuable in accordance with the formula set forth in paragraph 1(b) the of the Warrant, and makes payment therefore in full by surrender and delivery of this Warrant.


Dated:                                             Signature:___________________

                                                   Address:_____________________